SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2002

CAROLINA BANK HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

2604 LAWNDALE DRIVE, GREENSBORO, NC 27408
(Address of principal executive offices)

(336) 288-1898
Registrant’s telephone number, including area code

Not Applicable
(Former address of principal executive offices)

Item 5.    Other Events.

On December 19, 2002, the Registrant announced completing its sale of 805,000 shares of its common stock at a price of $10.50 per share. The shares were sold in a best efforts public offering managed by McKinnon & Company, Inc. Net proceeds from the offering amounted to approximately $7.8 million. The Registrant also announced that yesterday, its common stock began trading on the Nasdaq SmallCap Market under its same trading symbol “CLBH.” The Registrant intends to utilize the net proceeds for general corporate purposes, including an increase in the volume and size of loans and possible future branch expansion of its bank subsidiary, Carolina Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ ROBERT T. BRASWELL

Robert T. Braswell President and Chief Executive Officer

Dated: December 18, 2002

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release

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